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                                                                    EXHIBIT 23.1

                                   Halliburton, Hunter & Associates, P.C.
                                   Certified Public Accountants
                                   5583 S. Prince Street
                                   Littleton, Colorado
                                   Telephone: (303) 730-7999
                                   Fax: (303) 730-2683


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of Century Milestone S&T Co., Ltd. on Form S-8 of our report dated March 1, 2000, relating to the financial statements of Century Milestone S&T Co., Ltd. (formerly known as Haas Neuveux & Company) appearing in the Company's Annual Report on Form 10-KSB for the year ended September 30, 1999.


/s/ Halliburton, Hunter & Associates, P.C.

HALLIBURTON, HUNTER & ASSOCIATES, P.C.

Littleton, Colorado

September 14, 2000